SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 22, 2011, IBERIABANK Corporation (“IBKC”) and OMNI Bancshares, Inc. (“OMNI”) announced that OMNI would merge with and into IBKC pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 21, 2011. The transaction, which was approved by the boards of directors of both companies, is subject to normal regulatory approvals and the approval of OMNI’s shareholders.

Pursuant to the Merger Agreement, OMNI will be acquired by IBKC and each issued and outstanding share of OMNI common stock will be converted into 0.3313 share of IBKC common stock, subject to possible subsequent adjustment for the market value of IBKC common stock.

The Merger Agreement and related press release are filed as Exhibits 10.1 and 99.1, respectively, to this Report and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Presentation by IBKC management regarding proposed acquisition of OMNI. Exhibit 99.2 to this Report is incorporated herein by reference.

Item 8.01	Other Events

On February 22, 2011, IBERIABANK, a Louisiana banking corporation and wholly owned subsidiary of IBKC, announced that it had entered into an asset purchase agreement (the “Asset Purchase Agreement”) dated as of February 21, 2011 with Florida Trust Company, a wholly owned subsidiary of Bank of Florida Corporation, pursuant to which IBERIABANK will acquire substantially all of the assets of Florida Trust Company. The related press release is filed as Exhibit 99.3 to this Report and is incorporated herein by reference.

The press release is filed as Exhibit 99.3 to the Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1 -	Agreement and Plan of Merger, dated as of February 21, 2011, between IBKC and OMNI.

Exhibit 99.1 -	Press Release dated February 22, 2011, announcing Merger Agreement with OMNI.

Exhibit 99.2 -	Presentation Outline dated February 22, 2011.

Exhibit 99.3 -	Press Release dated February 22, 2011, announcing Asset Purchase Agreement with Florida Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: February 22, 2011	By:	/s/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

10.1	Agreement and Plan of Merger, dated as of February 21, 2011 between IBKC and OMNI.

99.1	Press Release dated February 22, 2011, announcing Merger Agreement with OMNI.

99.2	Presentation Outline dated February 22, 2011.

99.3	Press Release dated February 22, 2011, announcing Asset Purchase Agreement with Florida Trust Company.